As filed with the Securities and Exchange Commission on May 22, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SERINA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in our Charter)

Delaware	2834	82-1436829
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

601 Genome Way, Suite 2001

Huntsville, Alabama 35806

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Steven Ledger

Chief Executive Officer

601 Genome Way, Suite 2001

Huntsville, Alabama 35806

(256) 327-9630

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Please send copies of all communications to:

Scott Ludwig

Stephen Hinton

Bradley Arant Boult Cummings LLP

200 Clinton Avenue Huntsville Alabama 35801

(256) 517-5100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated May [●], 2026

PRELIMINARY PROSPECTUS

16,450,442 Shares of Common Stock

This prospectus relates to the resale or other disposition from time to time, in one or more offerings, by the selling stockholders identified in this prospectus or their permitted transferees (collectively, the “Selling Stockholders”), of up to 16,450,442 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Serina Therapeutics, Inc. (the “Company,” “Serina,” “we,” “our,” or “us”). The shares of Common Stock registered for resale pursuant to this prospectus consist of: (i) 954,759 shares of Common Stock (the “PIPE Shares”) issued pursuant to a private placement consummated in March and April 2026 (the “March 2026 Private Placement”); (ii) 8,467,501 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of certain pre-funded warrants (the “Pre-Funded Warrants”); (iii) 4,711,129 shares of Common Stock (the “Redeemable Warrant Shares”) issuable upon the exercise of certain redeemable warrants (the “Redeemable Warrants”); and (iv) 2,317,053 shares of Common Stock (the “Series A Conversion Shares”) issuable upon conversion of our Series A Convertible Preferred Stock (the “Series A Preferred Stock”), including shares of Common Stock issued as payment-in-kind (“PIK”) interest under the Series A Preferred Stock. The PIPE Shares, the Pre-Funded Warrant Shares, the Redeemable Warrant Shares, and the Series A Conversion Shares are collectively referred to herein as the “Securities.”

Our registration of the Securities covered by this prospectus does not mean that either we or the Selling Stockholders will issue, offer, or sell, as applicable, any of the Securities hereby registered. The Selling Stockholders may offer, sell, or distribute all or a portion of the Securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. The Selling Stockholders may sell the Securities to or through underwriters, broker-dealer, or agents, who may receive compensation in the form of discounts, concession or commissions from the selling stockholders, the purchasers of the Securities, or both.

We will not receive any of the proceeds from such sales of the shares of Common Stock. We may, however, receive proceeds from the cash exercise, if any, of the Pre-Funded Warrants and the Redeemable Warrants, which we intend to use for working capital and general corporate purposes. We will bear all costs, expenses, and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholders will bear all commissions and discounts, if any, attributable to its sale of shares of Common Stock. See “Plan of Distribution” of this prospectus.

This prospectus provides you with only a general description of the Securities and the manner in which the Selling Stockholders may offer these Securities. Any prospectus supplement may also add, update, or change information contained in this prospectus. We provide more information about how a Selling Stockholder may sell the Securities in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.

Our Common Stock is listed on the NYSE American Market under the symbol “SER.” On May 19, 2026, the last reported sales price of our Common Stock was $1.61 per share.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended, and, as such, have elected to take advantage of certain of the scaled disclosures available for smaller reporting companies. See “Prospectus Summary – Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and any similar section contained in the documents incorporated by reference and in the applicable prospectus supplement concerning factors you should consider before investing in our Common Stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2026

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted.

The information contained in this prospectus and any prospectus supplement is accurate only as of the respective dates thereof, and the information in the documents incorporated by reference in this prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or of any sale of our securities. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference in this prospectus, our business, financial condition, results of operations and prospects may have changed. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before making your investment decision.

We are responsible for the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information, and we take no, and the Selling Stockholders take no, responsibility for any other information others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Selling Stockholders are not, making an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our business and the industry and markets in which we operate, including with respect to our business prospects, our market position and opportunity, and the competitive landscape, is based on information from our management’s estimates, as well as from industry publications, surveys, and studies conducted by third parties. Our management’s estimates are derived from publicly available information, their knowledge of our business and industry, and assumptions based on such information and knowledge, which they believe to be reasonable. In addition, while we believe that information contained in the industry publications, surveys, and studies has been obtained from reliable sources, we have not independently verified any of the data contained in these third-party sources, and the accuracy and completeness of the information contained in these sources is not guaranteed.

Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 25, 2026, as amended on Form 10-K/A on March 27, 2026, which is incorporated by reference into this prospectus in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC. Accordingly, you should not place undue reliance on this information.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Serina,” “we,” “us,” “our” and similar terms refer to Serina Therapeutics, Inc. and our consolidated subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. The words “may,” “will,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “future,” “expect,” “intends,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our strategies, prospects, plans, expectations, and objectives of management for future operations and projected capital resources and financial position;

●	statements concerning our product candidates and our development pipeline, including SER-252;

●	the anticipated timing, design, results, and effects of our clinical trials, including our ongoing Phase 1b clinical study for SER-252;

●	the benefits that may be derived from, or the commercial or market opportunity of, our product candidates;

●	our ability to obtain stockholder approval at our 2026 annual meeting of stockholders for the issuance of shares of our Common Stock to certain Selling Stockholders pursuant to the March 2026 Private Placement and upon conversion of the Series A Preferred Stock;

●	our continued ability to satisfy the listing standards of NYSE American;

●	statements regarding future economic conditions or performance; and

●	statements of belief and any statement of assumptions underlying any of the foregoing.

For a discussion of the factors that may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, and for a discussion of risk associated with us, see “Risk Factors” beginning on page 7 of this prospectus. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports we file with the SEC. See “Where You Can Find More Information” beginning on page 16 of this prospectus.

If any of these risks or uncertainties materializes or any of these assumptions prove incorrect, our results could differ materially from the forward-looking statements. All forward-looking statements in this prospectus are current only as of the date on which the statements were made. We do not undertake any obligation (and expressly disclaim any such obligation) to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events, except as required by applicable law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and any accompanying prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that such party has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus, is not complete, and does not contain all of the information that you should consider before making your investment decision. We urge you to carefully read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated by reference from our other filings with the U.S. Securities and Exchange Commission, or the SEC which are described under “Where You Can Find More Information”. Please carefully consider, among other things, the information provided in “Risk Factors” beginning on page 7 and “Cautionary Note Regarding Forward-Looking Statements.”

The Company

We are a clinical-stage biotechnology company developing a pipeline of wholly-owned drug product candidates to treat neurological diseases and other indications. Our POZ Platform™ (“POZ”) drug delivery technology is designed to enable certain existing drugs and novel drug candidates to be modified in a way that may provide an improved efficacy and safety profile of the resulting polymeric drug conjugate. Our business is largely focused on the development of a wholly-owned pipeline of POZ-enabled drug candidates for central nervous system (“CNS”) indications, including Parkinson’s disease. Our lead product candidate, SER-252 (POZ-apomorphine), is a POZ conjugate of the dopamine agonist apomorphine being developed for the treatment of advanced Parkinson’s disease. In January 2026, we received clearance of our Investigational New Drug application from the U.S. Food and Drug Administration for SER-252. In February 2026, we enrolled and dosed our first patient in our Phase 1b single-ascending dose (“SAD”) clinical trial for SER-252. For additional information about our business, operations, and financial results, see the documents listed under “Where You Can Find More Information.”

Risk Factors

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus and the documents we have incorporated by reference into this prospectus, including those under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, before making an investment decision. Please see “Risk Factors” on page 7 of this prospectus for further information.

March 2026 Private Placement

On March 17, 2026, we entered into a Securities Purchase Agreement (the “March 2026 Purchase Agreement”) with the Selling Stockholders (the “March 2026 Investors”) for a private placement (the “March 2026 Private Placement”) of (i) shares of our Common Stock (the “PIPE Shares”), (ii) pre-funded warrants exercisable for shares of our Common Stock (the “Pre-Funded Warrants”), and (iii) redeemable warrants exercisable for shares of our Common Stock (the “Redeemable Warrants”). The March 2026 Private Placement was structured to close in two tranches.

The first closing under the March 2026 Purchase Agreement occurred on March 20, 2026, for aggregate gross proceeds of approximately $15.0 million. The second closing occurred on April 9, 2026, for aggregate gross proceeds of approximately $6.2 million. As of April 9, 2026, we had received aggregate gross proceeds of approximately $21.2 million from the March 2026 Private Placement. The March 2026 Purchase Agreement permits one or more additional closings of additional Pre-Funded Warrants and Redeemable Warrants.

The PIPE Shares had a per-share purchase price of $2.25, the Pre-Funded Warrants had a per-warrant purchase price of $2.2499, and the Redeemable Warrants were issued in a coverage ratio equal to 50% of the aggregate PIPE Shares and Pre-Funded Warrant Shares.

Each Pre-Funded Warrant has an exercise price of $0.0001 per share, is exercisable until exercised in full, and contains a beneficial ownership limitation prohibiting the holder from exercising the Pre-Funded Warrant to the extent that, after giving effect to such exercise, the holder, together with its affiliates, would beneficially own more than 4.99% of the outstanding shares of our Common Stock immediately after giving effect to such exercise. Each Redeemable Warrant has an exercise price of $5.00 per share and a four-year term, becoming exercisable six months after the date of the March 2026 Purchase Agreement. We have the right to call the Redeemable Warrants, in whole or in part, for redemption at a price of $0.01 per underlying share of Common Stock at any time that the closing price of the Company’s Common Stock equals or exceeds $10.00 per share, subject to adjustment, following the earlier of (i) 30 days after the dosing of the first patient in Cohort 2 of our SER-252 Phase 1b SAD clinical study or (ii) September 30, 2026.

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Pursuant to the March 2026 Purchase Agreement, we may not issue shares of our Common Stock to Gregory H. Bailey, M.D., a member of our Board of Directors, in the March 2026 Private Placement unless and until we first obtain stockholder approval in accordance with the rules of the NYSE American. Accordingly, Dr. Bailey received his entire allocation in the March 2026 Private Placement in the form of Pre-Funded Warrants. We have agreed to seek stockholder approval at our 2026 annual meeting of stockholders, scheduled for June 17, 2026 (the “Annual Meeting”), and, if such approval is not obtained at the Annual Meeting, we will call subsequent stockholder meetings approximately every ninety (90) days thereafter until such approval is obtained (“Stockholder Approval”). Until Stockholder Approval is obtained, the Pre-Funded Warrants and Redeemable Warrants issued to Dr. Bailey are not exercisable.

As a condition to the first closing of the March 2026 Private Placement, we and the holders of our 2025 Convertible Note entered into an amendment, effective upon the first closing, removing any further obligations to borrow or loan funds under the 2025 Convertible Note (the “2025 Convertible Note Amendment”).

In connection with the March 2026 Private Placement, we also entered into a Registration Rights Agreement, dated March 17, 2026 (the “Registration Rights Agreement”), with the Selling Stockholders, pursuant to which we are obligated to file a registration statement covering the resale by the Selling Stockholders of the Registrable Securities (as defined in the Registration Rights Agreement). This prospectus is being filed in satisfaction of our obligation under the Registration Rights Agreement.

Series A Convertible Preferred Stock

On April 8, 2025, we entered into a Securities Purchase Agreement (the “April 2025 Purchase Agreement”) with certain investors, including the Selling Stockholders, pursuant to which we issued an aggregate of 965,250 shares of our Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), at a stated value of $5.18 per share, for aggregate gross proceeds of approximately $5.0 million. The terms of the Series A Preferred Stock are set forth in the Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on April 10, 2025, as corrected by a Certificate of Correction filed on May 22, 2025 (as so corrected, the “Certificate of Designations”).

The Series A Preferred Stock had an initial conversion price of $5.18 per share, accrues dividends at a rate of 8% per annum payable annually in shares of our Common Stock (the “PIK Shares”), and is subject to certain mandatory conversion and anti-dilution adjustment provisions described in the Certificate of Designations. We previously registered the resale by the holders of the Series A Preferred Stock of 962,250 shares of Common Stock issuable upon conversion of the Series A Preferred Stock at the original $5.18 conversion price, together with up to 230,940 PIK Shares, on a Registration Statement on Form S-3 (Registration No. 333-286620), declared effective on April 28, 2025.

Pursuant to Section 9(a) of the Certificate of Designations, the consummation of the March 2026 Private Placement constituted a “Qualified Offering” within the meaning of the Certificate of Designations, and because the per-share consideration in the March 2026 Private Placement ($2.25) was less than the Conversion Price in effect immediately prior to the March 2026 Private Placement ($5.18), it triggered an automatic reduction of the Conversion Price of the Series A Preferred Stock to $2.25 per share. All outstanding shares of Series A Preferred Stock then automatically converted into shares of our Common Stock pursuant to the Mandatory Conversion provisions of Sections 6(b) through 6(d) of the Certificate of Designations.

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The conversion of the Series A Preferred Stock is being effected in two tranches in order to comply with the rules of the NYSE American. The first tranche, scheduled for May 20, 2026, will reflect the conversion of all shares of Series A Preferred Stock held by holders who are not directors of the Company, in an amount equal to approximately 88.93% of each such holder’s pro-rata share of the aggregate Exchange Cap (as defined in the Certificate of Designations). The second tranche, scheduled for June 17, 2026, will reflect (i) the conversion of all shares of Series A Preferred Stock held by directors of the Company and (ii) the conversion of the residual shares of Series A Preferred Stock held by non-directors, in each case contingent upon receipt of Stockholder Approval at the Annual Meeting. Upon completion of both tranches, an aggregate of approximately 2,317,053 shares of our Common Stock will have been issued upon conversion of the Series A Preferred Stock at the adjusted Conversion Price of $2.25 per share.

Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To qualify, an issuer must have less than $100 million in annual revenue in its most recently completed fiscal year and a market value of voting and non-voting common equity held by non-affiliates of less than $700 million as of the last business day of its most recently completed second fiscal quarter. We met both criteria, with our public float as of June 30, 2025, below the $700 million threshold. As a smaller reporting company, we may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include, but are not limited to, reduced disclosure about our executive compensation arrangements and an exemption from the requirements to obtain a non-binding advisory vote on golden parachute arrangements. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Corporate Information

Serina Therapeutics, Inc. (formerly AgeX Therapeutics, Inc.) was incorporated in Delaware on January 6, 2017. On March 26, 2024, the Company completed a merger transaction with the Alabama corporation formerly known as Serina Therapeutics, Inc., after which the Company changed its name and its Common Stock began trading on NYSE American under the symbol “SER.”

Our principal executive offices are located at 601 Genome Way, Suite 2001, Huntsville, Alabama 35806, and our telephone number is (256) 327-9630. Our website address is https://www.serinatx.com/. The contents of our website are not incorporated into this prospectus, and our reference to the URL for our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

We use our logo and other marks as trademarks in the United States and other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork, and other visual displays, may appear without a trademark symbol, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

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THE OFFERING

Common Stock Offered by the Selling Stockholders:	Up to 16,450,442 shares of Common Stock, consisting of: (i) 954,759 PIPE Shares; (ii) 8,467,501 Pre-Funded Warrant Shares; (iii) 4,711,129 Redeemable Warrant Shares; and (iv) 2,317,053 Series A Conversion Shares.

Use of Proceeds:	The Company will not receive any proceeds from the sale of the Securities covered by this prospectus. We may, however, receive proceeds from the cash exercise, if any, of the Pre-Funded Warrants and the Redeemable Warrants, which we intend to use for working capital and general corporate purposes. See “Use of Proceeds.”

Offering Price:	The Selling Stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Risk Factors:	Investing in our securities involves a high degree of risk and purchasers may lose their entire investment. See the disclosure under the heading “Risk Factors” on page 7 of this prospectus.

NYSE American Symbol:	SER

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review and consider the risk factors under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as amended on Form 10-K/A, and, to the extent applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC, and all other information contained in this prospectus and incorporated by reference into the prospectus before purchasing our securities. The risks and uncertainties described in these risk factors are not the only ones facing our Company. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment. Please see “Cautionary Note Regarding Forward-Looking Statements.” If any of these risks or uncertainties actually occur, our business, financial condition, results of operations or cash flows could be adversely affected. When the Selling Stockholders sell shares of Common Stock pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

We may not currently or in the future be able to continue as a going concern.

The financial statements incorporated by reference in this prospectus have been prepared on a going concern basis of accounting which assumes that we will continue as a going concern, and do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company’s ability to continue as a going concern is dependent on the Company’s ability to generate revenues and raise capital. To date, the Company has not generated sufficient revenues to provide cash flows that enable the Company to finance its operations internally. In connection with an evaluation conducted by the Company’s management during the preparation of our most recent Annual Report on Form 10-K, and as amended on Form 10-K/A, management concluded that there were conditions and events which raised substantial doubt as to the Company’s ability to continue as a going concern within twelve months after the date of the issuance of the financial statements included therein.

The uncertainty regarding our ability to continue as a going concern could materially adversely affect our share price and our ability to service our indebtedness, raise new capital or enter into commercial transactions. To address these matters, the Company may take actions that materially and adversely affect our business, including significant reductions in research, development, administrative and commercial activities, reduction of our employee base, and ultimately curtailing or ceasing operations, any of which could materially adversely affect our business, financial condition, results of operations and share price. In addition, doubts about our ability to continue as a going concern could impact our relationships with customers, vendors and other third parties and our ability to obtain, maintain or renew contracts with them, or negatively impact our negotiating leverage with such parties, which could have a material adverse effect on our business, financial condition, and results of operations. Furthermore, any loss of key personnel, employee attrition or material erosion of employee morale arising out of doubts about our ability to operate as a going concern could have a material adverse effect on our ability to effectively conduct our business and could impair our ability to execute our strategy and implement our business objectives, thereby having a material adverse effect on our business, financial condition, and results of operations.

Sales of a substantial number of shares of our Common Stock by the Selling Stockholders, or the perception that such sales may occur, could cause the market price of our Common Stock to decline.

This prospectus relates to the resale of up to 16,450,442 shares of our Common Stock, which represents a substantial number of shares relative to our outstanding Common Stock. As of May 10, 2026, we had 14,997,505 shares of Common Stock issued and outstanding. The shares offered for resale under this prospectus would, if sold, increase the number of shares of Common Stock available in the public market by an amount that exceeds our currently outstanding Common Stock.

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The Selling Stockholders may sell all, some, or none of the Common Stock registered hereby in the public market, in privately negotiated transactions, or otherwise. Sales of a substantial number of shares of our Common Stock by the Selling Stockholders, or the perception that such sales may occur, could cause the market price of our Common Stock to decline. Even if the Selling Stockholders do not actually sell a substantial number of shares, the public knowledge that a substantial number of shares are available for sale may depress the market price of our Common Stock.

The presence of a large number of shares available for resale in the public market may also make it more difficult for us to raise additional capital through future equity offerings on terms favorable to us, or at all, and may impair our ability to pursue strategic transactions.

If we do not satisfy the NYSE American continued listing requirements, our Common Stock could be delisted from NYSE American.

Our Common Stock is currently listed on the NYSE American. To maintain our listing, we are required to comply with various continued listing standards, including those related to stockholders’ equity, market capitalization, and the price of our Common Stock. On January 9, 2026, we received notice from NYSE American regarding non-compliance with certain continued listing standards. NYSE American has accepted the compliance plan we submitted, but our continued listing remains subject to ongoing review by NYSE American, including periodic milestones. There can be no assurance that we will be able to satisfy the requirements of the compliance plan or otherwise regain and maintain compliance with all of the NYSE American continued listing requirements.

If we are unable to satisfy these requirements, our Common Stock could be subject to delisting from NYSE American. Delisting could have a material adverse effect on the trading price and liquidity of our Common Stock, our ability to raise additional capital, and our ability to attract and retain qualified directors, officers, and employees. In the event of a delisting, we expect that our Common Stock would be quoted on an over-the-counter market, where trading is generally less liquid, more volatile, and subject to fewer regulatory protections.

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USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders will receive all of the proceeds from the sale of the Common Stock registered by this prospectus. For information about the Selling Stockholders, see “Selling Stockholders.” The Selling Stockholders will be responsible for any broker or similar commissions and any legal fees or other costs of the Selling Stockholders, and we will bear all other costs, fees and expenses incurred in effecting the registration of the shares of our Common Stock covered by this prospectus, including (i) all registration and filing fees, (ii) printing expenses, messenger, telephone and delivery expenses, (iii) fees and expenses of our counsel, auditors, independent engineers and accountants, and (iv) all expenses related to marketing the sale of the shares of our Common Stock.

The Company may, however, receive proceeds upon the cash exercise, if any, of the Pre-Funded Warrants and the Redeemable Warrants. The Pre-Funded Warrants have an exercise price of $0.0001 per share, and the Redeemable Warrants have an exercise price of $5.00 per share. There can be no assurance that any of the Pre-Funded Warrants or Redeemable Warrants will be exercised by the holders thereof or, if exercised, that they will be exercised on a cash basis rather than on a cashless basis if available. We intend to use any proceeds we receive from the cash exercise of the Pre-Funded Warrants or the Redeemable Warrants for working capital and general corporate purposes.

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PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	distributions to members, partners, stockholders or other equity holders of the selling stockholders;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the pre-funded warrants or common warrants by payment of cash, however, we will receive the exercise price of the pre-funded warrants or common warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

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SELLING STOCKHOLDERS

This prospectus covers the resale from time to time of up to 16,450,442 shares of Common Stock by the Selling Stockholders.

The Selling Stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares described under the column “Number of Shares of Common Stock Being Offered” in the table below. The table below has been prepared based upon information furnished to us by the Selling Stockholders as of May [21], 2026. The Selling Stockholders identified below may have sold, transferred, or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

The following table and footnote disclosure following the table sets forth the name of the Selling Stockholders, the nature of any position, office, or other material relationship, if any, that the Selling Stockholders have had within the past three years with us or with any of our predecessors or affiliates, and the number of shares of our Common Stock beneficially owned by the Selling Stockholders before this offering. The number of shares described under the column “Shares of Common Stock Beneficially Owned Before this Offering” for the Selling Stockholders includes all shares of our Common Stock beneficially held by such Selling Stockholders as of May 21, 2026. The number of shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.

Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after May 21, 2026, through the exercise of any option, warrant or right or through the conversion of any convertible security. Shares of common stock that are not issuable prior to obtaining stockholder approval are not included in the beneficial ownership amounts as of May 21, 2026. The Company intends to seek stockholder approval of the issuance of these shares at its 2026 Annual Meeting of Stockholders scheduled for June 17, 2026. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on information furnished to us, that the Selling Stockholders named in this table have sole voting and investment power with respect to the shares indicated as beneficially owned.

We have assumed that all shares of Common Stock reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of shares of Common Stock that will be held by the Selling Stockholders upon termination of the offering covered by this prospectus because the Selling Stockholders may offer some, all, or none of their shares of Common Stock being offered in the offering. Information about the Selling Stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

Except as otherwise described in the footnotes to the table below, none of the Selling Stockholders has, or has had within the past three years, any position, office, or other material relationship with us or with any of our predecessors or affiliates, other than as a result of the ownership of our Common Stock or other securities. Information concerning material relationships between Dr. Bailey, Juvenescence, and the Company is provided under “Certain Related-Person Transactions” in our Definitive Proxy Statement on Schedule 14A, which is incorporated by reference into this prospectus.

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	Common Stock Beneficially Owned Before this Offering		Maximum Number of Common Stock to be Sold Pursuant to this Prospectus	Common Stock to be Beneficially Owned Upon Completion of this Offering
Selling Stockholder(1)	Number	Percentage(2)	Number	Number(3)	Percentage(2)
Gregory H. Bailey, M.D.(4)	1,955,376	11.5%	11,830,472	1,895,709	7.0%
Jim Mellon(5)	766,842	4.9%	231,705	138,516	*
Galloway Limited(6)	559,943	3.6%	1,999,999	138,516	*
Puffinus L.P.(7)	904,884	5.9%	1,333,392	904,884	5.5%
The DooGood Foundation(8)	444,444	2.9%	666,666	—	*
Jay R. Venkatesan, M.D., as Investment Trustee of The Jay Venkatesan Legacy Trust(9)	20,886	*	231,705	13,333	*
Remy Gross IRA(10)	232,773	1.5%	133,332	143,885	*
Henry Elkus, as Trustee of 25 Gamma Trust U/A/D 2/8/2025(11)	19,935	*	23,169	—	*

*	Less than 1.0%.

(1)	All information regarding the Selling Stockholders was provided by the Selling Stockholder as of May 21, 2026.

(2)	Percentage ownership is based on 14,997,505 shares of Common Stock of the Company outstanding as of May 21, 2026, and, with respect to the beneficial ownership percentages upon completion of this Offering, includes with respect to each Selling Stockholder the number of shares of Common Stock issuable in connection with exercise of Pre-Funded Warrants and Redeemable Warrants and the conversion of shares of Series A Preferred Stock offered hereby.

(3)	Assuming the sale of all shares of Common Stock offered hereby.

(4)	Dr. Bailey is a member of our Board of Directors and serves as Co-Chairman of the Board. The shares being offered for resale by Dr. Bailey consist of: (i) 6,666,667 Pre-Funded Warrant Shares issuable upon the exercise of Pre-Funded Warrants issued in the March 2026 Private Placement; (ii) 3,333,333 Redeemable Warrant Shares issuable upon the exercise of Redeemable Warrants issued in the March 2026 Private Placement; (iii) 1,770,805 Series A Conversion Shares issuable upon conversion of the Series A Preferred Stock’ and (iv) 59,667 shares issued as payment in kind (“PIK”) interest under the Series A Preferred Stock held by Dr. Bailey. Pursuant to the March 2026 Purchase Agreement, we may not issue shares of our Common Stock to Dr. Bailey unless and until we obtain Stockholder Approval, and the Pre-Funded Warrants issued to Dr. Bailey are not exercisable until we obtain Stockholder Approval. Dr. Bailey also holds shares of Common Stock issuable upon conversion of the September 9, 2025 Convertible Note and upon exercise of certain warrants issued in connection therewith, the resale of which is registered under a separate Registration Statement on Form S-3 (Registration No. 333-293107), and which are not being registered for resale under this prospectus. Additional information about the relationships among the Company, Juvenescence, and Dr. Bailey is provided under “Certain Related-Person Transactions” in our Definitive Proxy Statement on Schedule 14A, which is incorporated by reference into this prospectus.

(5)	The shares being offered for resale by Mr. Mellon consist of: (i) 224,152 Series A Conversion Shares issuable upon conversion of the Series A Preferred Stock; and (ii) 7,553 shares issued as PIK interest under the Series A Preferred Stock held by Mr. Mellon. Mr. Mellon owns 100% of the beneficial interest of Galloway Limited, a British Virgin Islands corporation, and the number of shares beneficially owned by Mr. Mellon includes shares beneficially owned by Galloway Limited.

(6)	The shares being offered for resale by Galloway Limited, a British Virgin Islands corporation, consist of: (i) 421,427 PIPE Shares; (ii) 911,906 Pre-Funded Warrant Shares issuable upon the exercise of Pre-Funded Warrants issued in the March 2026 Private Placement; and (iii) 666,666 Redeemable Warrant Shares issuable upon the exercise of Redeemable Warrants issued in the March 2026 Private Placement. Mr. Mellon owns 100% of the beneficial interest of Galloway Limited. The Pre-Funded Warrants are subject to a Beneficial Ownership Limitation prohibiting Galloway Limited from exercising the Pre-Funded Warrants to the extent that, after giving effect to such exercise, Mr. Mellon, together with his affiliates, would beneficially own more than 4.99% of our outstanding Common Stock. The shares of Common Stock underlying the unexercisable Pre-Funded Warrants are nevertheless registered for resale under this prospectus to permit Galloway Limited to dispose of the underlying Common Stock once the Pre-Funded Warrants become exercisable.

(7)	The shares being offered for resale by Puffinus L.P. consist of: (i) 888,928 Pre-Funded Warrant Shares issuable upon the exercise of Pre-Funded Warrants issued in the March 2026 Private Placement and (ii) 444,464 Redeemable Warrant Shares issuable upon the exercise of Redeemable Warrants issued in the March 2026 Private Placement. Puffinus L.P. also holds 904,884 shares of Common Stock that were beneficially owned prior to the March 2026 Private Placement and that are not registered for resale under this prospectus.

(8)	The shares being offered for resale by The DooGood Foundation consist of: (i) 444,444 PIPE Shares and (ii) 222,222 Redeemable Warrant Shares issuable upon the exercise of Redeemable Warrants issued in the March 2026 Private Placement.

(9)	Dr. Venkatesan is a member of our Board of Directors. The shares being offered for resale are held through The Jay Venkatesan Legacy Trust U/A/D 3/2/2025, of which Dr. Venkatesan serves as Investment Trustee. The shares being offered for resale by Dr. Venkatesan consist of: (i) 224,152 shares represent shares of Common Stock issuable upon conversion of the Series A Preferred Stock; and (ii) 7,553 held by The Jay Venkatesan Legacy Trust. The shares of Series A Preferred Stock held by The Jay Venkatesan Legacy Trust are not convertible into Common Stock until we obtain Stockholder Approval.

(10)	The shares being offered for resale are held through an Individual Retirement Account for the benefit of Mr. Gross. The shares being offered consist of: (i) 88,888 PIPE Shares and (ii) 44,444 Redeemable Warrant Shares issuable upon the exercise of Redeemable Warrants issued in the March 2026 Private Placement. Mr. Gross previously served as a member of our Board of Directors until his resignation effective May 22, 2025.

(11)	The shares being offered for resale are held through 25 Gamma Trust U/A/D 2/8/2025, of which Mr. Elkus serves as Trustee. The shares being offered consist of: (i) 22,222 shares represent shares of Common Stock issuable upon conversion of the Series A Preferred Stock held by 25 Gamma Trust and (ii) 756 shares issued as payment in kind (“PIK”) interest under the Series A Preferred Stock.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Bradley Arant Boult Cummings LLP. If additional legal matters are passed on for us, or any underwriters, dealers, or agents, by counsel, we will name that counsel in the applicable prospectus supplement.

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EXPERTS

The consolidated financial statements of Serina Therapeutics, Inc. (“Serina”) as of and for the years ended December 31, 2025 and 2024, have been audited by Frazier & Deeter, LLC, an independent registered public accounting firm, as stated in their report, which appears in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities Exchange Commission on March 25, 2026, as amended on Form 10-K/A on March 27, 2026, incorporated by reference in reliance upon the report given on the authority of such firm as experts in accounting and auditing. This report on the consolidated financial statements contains an explanatory paragraph regarding Serina’s ability to continue as a going concern.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements, and other information are available at www.sec.gov. We also maintain an internet website at https://www.serinatx.com/. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K, and all amendments to those reports. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

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INCORPORATION BY REFERENCE

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents filed by Serina Therapeutics, Inc., that are listed below and any future filings made by Serina Therapeutics, Inc., with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, excluding information deemed to be furnished and not filed with the SEC, until all the securities are sold, prior to the termination of the offerings under this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus.

We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 27, 2026;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 14, 2026;

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2026;

●	our Current Reports on Form 8-K filed with the SEC on January 15, 2026, January 28, 2026, March 23, 2026, and April 21, 2026 (in each case, excluding any information “furnished” but not “filed” as set forth therein); and

●	the description of our Common Stock contained in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026, and any amendment or report filed with the SEC for the purpose of updating the description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by calling us at (256) 327-9630 or by contacting: Serina Therapeutics, Inc., Attn: Corporate Secretary, 601 Genome Way, Suite 2001, Huntsville, Alabama 35806. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the Company’s estimates (other than the SEC registration fee) of the expenses (all of which are to be paid by the registrant), in connection with the issuance and distribution of the Securities being registered.

Amount
SEC registration fee	$3,566.74
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$3,566.74

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification by the registrant of our directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in our certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into, and expects to continue to enter into, indemnification agreements with each of our directors and executive officers. These agreements provide that the registrant will indemnify each of our directors and such officers to the fullest extent permitted by law.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of our directors and officers and our controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

The registrant also maintains standard policies of insurance under which coverage is provided to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant.

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Item 16. Exhibits

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the SEC, each of the following exhibits is filed herewith:

		Incorporation By Reference
Exhibit Number	Description of Document	Form	SEC File No.	Exhibit	Filing Date

2.1†	Agreement and Plan of Merger and Reorganization, dated August 29, 2023, by and among AgeX Therapeutics, Inc., Canaria Transaction Corporation and Serina Therapeutics, Inc.	8-K	001-38519	2.1	8/30/2023

4.1	Form of Pre-Funded Warrant	8-K	001-38519	4.1	3/23/2026

4.2	Form of Redeemable Warrant	8-K	001-38519	4.2	3/23/2026

5.1*	Opinion of Bradley Arant Boult Cummings LLP

23.1*	Consent of Frazier & Deeter, LLC

23.2*	Consent of Bradley Arant Boult Cummings, LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (contained on signature pages)

107*	Filing Fee Table

*	Filed herewith

† Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on May 22, 2026.

SERINA THERAPEUTICS, INC.

By:	/s/ Steve Ledger
Steve Ledger
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory H. Bailey	Co-Chair of the Board of Directors	May 22, 2026
Gregory H. Bailey, M.D.

/s/ Balkrishan (Simba) Gill	Co-Chair of the Board of Directors	May 22, 2026
Balkrishan (Simba) Gill, Ph.D.

/s/ Steve Ledger	Chief Executive Officer and Director	May 22, 2026
Steve Ledger	(Principal Executive Officer)

/s/ Gregory S. Curhan	Chief Financial Officer	May 22, 2026
Gregory S. Curhan	(Principal Financial and Accounting Officer)

/s/ Stephen Brannan	Director	May 22, 2026
Steve Brannan, M.D.

/s/ Richard Marshall	Director	May 22, 2026
Richard Marshall, CBE, M.D., Ph.D.

/s/ Jay Venkatesan	Director	May 22, 2026
Jay Venkatesan, M.D.

/s/ Karen J. Wilson	Director	May 22, 2026
Karen J. Wilson

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